UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2007

NATIONAL HOME HEALTH CARE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12927	22-2981141
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 White Plains Road, Suite 275, Scarsdale, New York	10583
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 722-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On August 30, 2007, National Home Health Care Corp. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with affiliates of Angelo Gordon & Co. to, among other things, extend the termination date of the Amended and Restated Agreement and Plan of Merger dated as of May 9, 2007, as amended (the “Merger Agreement”). The Letter Agreement amended the terms of the Merger Agreement as follows:

•	The “Termination Date” of the Merger Agreement was changed from September 10, 2007 to November 21, 2007.

•	Notwithstanding Section 5.01(d) of the Merger Agreement, which limits the amount of any quarterly dividend declared by the Company to $0.075 per share, the Company may declare its next quarterly dividend in an amount not to exceed $0.175 per share.

In connection with the execution of the Letter Agreement, Angelo Gordon also delivered evidence of GMAC/Residential Funding Company, LLC’s extension of the effectiveness of its commitment letter to December 1, 2007. A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein, and the foregoing descriptions of the Letter Agreement are qualified in their entirety by reference to said Exhibit.

        On August 30, 2007, the Company also issued a press release reporting, among other things, (a) its entry into the Letter Agreement and the principal terms thereof, and (b) its intention to hold its 2006 annual meeting of stockholders on or about October 30, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Letter Agreement dated August 30, 2007

99.1	Press Release dated August 30, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2007	NATIONAL HOME HEALTH CARE CORP. /s/ Robert P. Heller Name: Robert P. Heller Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement dated August 30, 2007

99.1	Press Release dated August 30, 2007.